Exhibit 10.30



                     [Letterhead of Cheniere Energy, Inc.]



December 31 1997


Mr. John O. Smith
President & Chief Operating Officer
Zydeco Exploration, Inc.
1710 Two Allen Center
1200
Smith Street

Houston, TX  77002



Re:  Exploration Agreement dated April 4, 1996, as Amended
     Payment Required on December 31, 1997 Per Seventh Amendment dated August 28, 1997


Dear Mr. Smith:

In accordance with the provisions of the Exploration Agreement dated April 4, 1996, as amended, by and between Zydeco Exploration, Inc. ("Zydeco") and FX Energy, Inc. now and hereinafter referred to as Cheniere Energy Operating Co., Inc. ("Cheniere") (the "Agreement"), Cheniere is obligated to pay Zydeco on or before December 31, 1997 amounts as follows:

   50% of Excess Costs accumulated to July 31, 1997 and
     50% of the August cash call                          $2,177,000
   50% of estimated additional Program Expenses
     through December 31, 1997                               750,000
                                                          ----------
   Total amount payable December 31, 1997                 $2,927,000
                                                          ==========

These amounts are as specified in the captioned Seventh Amendment to the Agreement, which Amendment also specifies that there be no grace period for amounts due on December 31, 1997, that timely payment on or before such date shall entitle Cheniere to assignment of a one-half interest in all leases and options acquired through such date by Zydeco for the joint account, and that Cheniere shall also own the 50% interest in the Seismic Data as provided in the Agreement.
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Zydeco has requested that the payment be in the form of a wire transfer to its account No. 1890324955 at Bank One, Texas, NA, Houston, Texas. Accordingly, Cheniere is directing such a wire transfer to be made (copy of wire instructions attached).

Zydeco Exploration, Inc.
December 31, 1997
Page 2

By its acknowledgment below, Zydeco accepts payment by Cheniere and agrees that such payment satisfies its obligations for payment on December 31, 1997 as specified in the Seventh Amendment to the Agreement, that such payment entitles Cheniere to assignment of a one-half interest in all leases and options acquired through such date by Zydeco for the joint account, and that Cheniere owns the 50% interest in the Seismic Data as provided in the Agreement.


Very truly yours,

CHENIERE ENERGY OPERATING CO., INC.

/s/ WALTER L. WILLIAMS
----------------------
Walter L. Williams
President and Chief Executive Officer

ACCEPTED AND AGREED TO THIS
31st DAY OF DECEMBER, 1997

ZYDECO EXPLORATION, INC.


By:      /s/ JOHN O. SMITH
         -----------------
Title:   PRESIDENT, COO

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